                                                                    Exhibit 99.1

                                                           [LOGO NATIONAL STEEL]


NEWS RELEASE
------------

Media Contact:       Clarence J. Ehlers
                     (219) 273-7327

Analyst and          Joseph A. Rainis
Investor Contact:    (219) 273-7158


           NATIONAL STEEL ANNOUNCES RESULTS FOR FOURTH QUARTER 1999

Mishawaka, IN, January 26, 2000--National Steel Corporation (NYSE: NS) today reported a net loss of $6.8 million for the fourth quarter of 1999, equivalent to $0.17 per diluted common share, compared to net income of $18.8 million, or $0.44 per diluted common share, for the fourth quarter of 1998. The Company reported a net loss of $43.1 million, equivalent to $1.04 per diluted common share, for the year ended 1999 compared to net income of $83.8 million, or $1.94 per diluted common share, for the prior year.

Operating income in the fourth quarter of 1999 totaled $0.2 million as compared to $22.9 million in the fourth quarter of 1998. The decrease resulted primarily from lower average selling prices and costs associated with numerous planned maintenance outages despite improved operating performance. Net sales in the fourth quarter rose 10.9% from the fourth quarter of 1998 to $759.9 million as record shipments of 1.686 million tons more than offset an 11% decline in average selling prices. Increases in transaction prices were more than offset by changes in mix as larger volumes of hot rolled relative to other products principally caused the decline in average selling prices.

Net sales of $2.85 billion in 1999 were nearly identical to the prior year as a 9% percent decline in average selling prices was offset by a 9% increase in shipments. Raw steel production in 1999 totaled 6.25 million net tons compared to 6.09 million net tons in 1998.

                                    -more-

"I am very pleased with the efforts that our employees took to minimize the effect of numerous scheduled maintenance outages which affected our hot strip mills, steelmaking vessels and most of our coating lines. Our shipments increased to a record level and our cost reduction efforts continued to reap benefits. Our prospects for the year 2000 appear promising as we have a strong order book and we have been successful in increasing our spot market prices," said Chairman and Chief Executive Officer Yutaka Tanaka.

FINANCIAL POSITION AND LIQUIDITY

Total liquidity from cash and available short-term borrowing facilities amounted to $410 million at December 31, 1999. Capital expenditures in 1999 totaled $318 million compared to $171 million in 1998. Major projects in 1999 included a new coating line at the Great Lakes Operations, the major reline of a blast furnace at our Granite City Division and various information systems projects.

OTHER MATTERS

Although average selling prices remained at depressed levels during 1999, the Company was able to offset the effect of these lower prices through improvements on the operating side of the business. Shipments in the fourth quarter represented an all-time quarterly record and new monthly shipment records were set in four of the last five months of 1999. In addition, numerous production records were established in 1999 and the Company experienced a significant improvement in safety performance.

Our customers also recognized National Steel for excellence in servicing their requirements in 1999. The Company achieved PARTNER status in John Deere's Achieving Excellence/JD CROP Program. Toyota Manufacturing North America honored National Steel with its Certificate of Achievement for Quality Performance, and General Motors recognized the outstanding work of our Great Lakes Operation people with the "People Make Quality Happen" award. In addition, National Steel was the only steel company to receive the Mitsubishi Superior Supplier award, an award that is based on National's performance in the areas of quality, delivery and competitiveness.

                                     -more

National Steel will be hosting a conference call to discuss fourth quarter results on Thursday, January 27, 2000 at 11:00 a.m. EST. Investors will have the opportunity to listen to the conference call over the Internet through Investor Broadcast Networks' Vcall website, located at http://www.vcall.com. To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software.

All statements contained in this release, other than historical information, are forward-looking statements. A variety of factors could cause business conditions and the Company's actual results and experience to differ materially from those expected by the Company or expressed in the Company's forward-looking statements. Additional information concerning these factors is available in the Company's most recent Form 10-K for the year ended December 31, 1998.

Headquartered in Mishawaka, Indiana, National Steel Corporation is one of the nation's largest producers of carbon flat-rolled steel products, with annual shipments of approximately six million tons. National Steel employs approximately 9,200 employees. Visit National Steel's website at: www.nationalsteel.com.

The Company's consolidated statements of income, condensed balance sheets and statements of cash flows follow:

                                                                    Exhibit 99.1

NATIONAL STEEL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In millions, except per share data)


                                                                      Three Months Ended                      Year Ended
                                                                         December 31,                        December 31,
                                                               -------------------------------    ----------------------------------
                                                                    1999             1998              1999               1998

                                                               ---------------  ---------------   ---------------   ----------------
Net sales                                                            $ 759.9          $ 685.4          $2,849.6           $2,848.0

Cost of products sold                                                  686.1            588.7           2,581.7            2,496.8
Selling, general and administrative expense                             38.4             40.7             147.8              153.6
Depreciation                                                            35.7             33.3             140.1              129.2
Equity (income) loss of affiliates                                      (0.5)            (0.2)             (2.1)              (1.3)
Unusual (credit)                                                          --               --                --              (26.6)
                                                               ---------------  ---------------   ---------------   ----------------
Income (loss) from operations                                            0.2             22.9             (17.9)              96.3

Other (income) expense
Financing costs (net)                                                    7.4              3.2              28.1               10.9
Net gain on disposal of non-core assets                                 (0.2)              --              (0.8)              (2.7)
                                                               ---------------  ---------------   ---------------   ----------------
                                                                         7.2              3.2              27.3                8.2
                                                               ---------------  ---------------   ---------------   ----------------

Income (loss) before income taxes                                       (7.0)            19.7             (45.2)              88.1

Income tax (credit)                                                     (0.2)             0.9              (2.1)               4.3
                                                               ---------------  ---------------   ---------------   ----------------

Net income (loss)                                                    $  (6.8)         $  18.8          $  (43.1)          $   83.8
                                                               ===============  ===============   ===============   ================


Basic earnings per share:
   Net income (loss)                                                 $ (0.17)         $  0.44          $  (1.04)          $   1.94
                                                               ===============  ===============   ===============   ================

   Weighted average shares outstanding (in thousands)                 41,288           42,946            41,411             43,202

Diluted earnings per share:
   Net income (loss)                                                 $ (0.17)         $  0.44          $  (1.04)          $   1.94
                                                               ===============  ===============   ===============   ================

   Weighted average shares outstanding (in thousands)                 41,288           42,948            41,411             43,271

Dividends paid per common share outstanding                          $  0.07          $  0.07          $   0.28           $   0.28
                                                               ===============  ===============   ===============   ================

Operating Statistics (in thousands of tons):
   Shipments                                                           1,686            1,352             6,110              5,587

   Production                                                          1,659            1,350             6,250              6,087


                                                                    Exhibit 99.1

NATIONAL STEEL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions)

                             December 31,     December 31,                                  December 31,      December 31,
                                 1999             1998                                          1999              1998
                           --------------   -------------                                   ------------      -------------
Assets                                                              Liabilities and
                                                                      Stockholders'
                                                                      Equity
Cash and cash equivalents    $    58.4        $  137.9              Current liabilities        $  598.5         $  546.8
Receivables - net                322.8           245.7              Long-term debt                555.6            285.8
Inventories                      519.7           472.8              Other long-term
Other                             29.5            19.9                liabilities                 713.8            801.1
Deferred tax assets               28.2            23.3
                             ---------        --------                                         --------         --------
  Total current assets           958.6           899.6              Total liabilities           1,867.9          1,633.7

Property, plant and
  equipment - net              1,446.4         1,270.5              Stockholders' equity          832.6            850.3
Other assets                     295.5           313.9                                         --------         --------
                              --------        --------              Total Liabilities
Total Assets                  $2,700.5        $2,484.0               and Equity                $2,700.5         $2,484.0
                              ========        ========                                         ========         ========




CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

                                                                                               Year Ended December 31,
                                                                                            1999                      1998
                                                                                         ----------                ----------
                            Cash provided by operating
                             activities:
                             Net income (loss)                                             $ (43.1)                 $ 83.8
                             Depreciation                                                    140.1                   129.2
                             Changes in assets and liabilities:
                              Receivables                                                    (77.1)                   38.4
                              Inventories                                                    (46.9)                  (98.6)
                              Accounts payable & accrued liabilities                           3.2                   (51.3)
                              Pension & postretirement benefit liabilities                    51.8                   (60.0)
                              All other                                                      (19.8)                   (9.8)
                                                                                           -------                  ------
                                                                                               8.2                    31.7
                                                                                           -------                  ------
                            Cash used in investing
                             activities:
                             Purchases of property, plant
                              and equipment (net)                                           (318.3)                 (171.1)
                             Acquisition of ProCoil                                           (7.7)                     --
                             Net proceeds from the sale of assets                              1.3                     4.7
                                                                                           -------                  ------
                                                                                            (324.7)                 (166.4)
                                                                                           -------                  ------
                             Cash provided by (used in) financing
                              activities:
                              Repayment of debt                                              (55.4)                  (34.2)
                              Borrowings                                                     311.9                    14.7
                              Repurchase of common stock                                      (7.9)                   (8.4)
                              Common stock dividends                                         (11.6)                  (12.1)
                                                                                           -------                  ------
                                                                                             237.0                   (40.0)
                                                                                           -------                  ------
                            Decrease  in cash
                             and cash equivalents                                            (79.5)                 (174.7)

                            Cash and cash equivalents at
                             the beginning of the period                                     137.9                   312.6
                                                                                           -------                  ------

                            Cash and cash equivalents at
                             the end of the period                                         $  58.4                  $137.9
                                                                                           =======                  ======